Exhibit 4.2

SUPPLEMENTAL INDENTURE

Dated as of June 20, 2006

to

INDENTURE

Dated as of January 20, 2000

Between

UNIVERSAL HEALTH SERVICES, INC.

And

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(as successor in interest to Bank One Trust Company, N.A.), as Trustee

Providing for Amendments to the Indenture

SUPPLEMENTAL INDENTURE, dated as of June 20, 2006, between UNIVERSAL HEALTH SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called, the “Issuer”), having its principal office at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61588, King of Prussia, Pennsylvania 19406-0958, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to Bank One Trust Company, N.A.), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture, dated as of January 20, 2000 (the “Indenture”), in relation to the issuance from time to time of its unsecured debentures, notes or other evidence of indebtedness (the “Securities”) to be issued in one or more series as in the Indenture provided;

WHEREAS, J.P. Morgan Trust Company, National Association acquired all or substantially all of the corporate trust business of Bank One Trust Company, N.A., effective November 15, 2003, and pursuant to the provisions of Section 6.12 of the Indenture became the successor in interest to Bank One Trust Company, N.A., as Trustee under the Indenture (the “Trustee Change”);

WHEREAS, Section 8.1(f) of the Indenture provides that the Issuer and the Trustee together may amend or supplement the Indenture without notice to or consent of any Holders to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Securities of one or more series and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of Section 6.11; and

WHEREAS, the Issuer desires to amend and supplement the Indenture to reflect the Trustee Change.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

SECTION 1

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words “herein,” “hereof,” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section thereof.

SECTION 2

OPERATION OF AMENDMENTS

Upon the execution of this Supplemental Indenture pursuant to the provisions of the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected hereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

SECTION 3

AMENDMENTS TO THE INDENTURE

Section 3.1     Amendment to the Title of the Indenture.

(a)   The title set forth on the cover page of the Indenture is amended in its entirety as follows:

UNIVERSAL HEALTH SERVICES, INC.

AND

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

(as successor in interest to Bank One Trust Company, N.A.)

INDENTURE

Dated as of January 20, 2000

(b)   The first paragraph on page 1 of the Indenture is amended to read in its entirety as follows:

INDENTURE, dated as of January 20, 2000, between Universal Health Services, Inc., a Delaware corporation (the “Issuer”), and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.), a national banking association, duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

Section 3.2     Amendment to Definition of Corporate Trust Office.

The definition of “Corporate Trust Office” set forth in Section 1.1 and on page 2 of the Indenture is amended to read in its entirety as follows:

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606, Attention: Worldwide Securities Services, provided that for purposes of Section 3.2 of the Indenture such term shall mean the office or agency of the Trustee located in the Borough of Manhattan, the City of New York, which office is located at 4 New York Plaza, 1st Floor, New York, New York 10004-2413 Attention: Worldwide Securities Services.

Section 3.3     Amendment to Form of Trustee’s Certificate of Authentication.

With respect to any Securities executed and authenticated after the date of this Supplemental Indenture, Section 2.2 of the Indenture is amended to read in its entirety as follows:

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Section 3.4     Amendment to Offices for Payments, etc.

The third sentence of Section 3.2 of the Indenture is amended to read in its entirety as follows:

Unless otherwise specified in accordance with Section 2.3, the Issuer hereby appoints the Trustee as paying agent and registrar and designates the corporate trust office of J.P. Morgan Trust Company, National Association, located at 4 New York Plaza, 1st Floor, New York, New York 10004-2413 Attention: Worldwide Securities Services, as the office to be maintained by it for each such purpose.

SECTION 4

MISCELLANEOUS

Section 4.1     Full Force and Effect. Except as they have been modified by this Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

Section 4.2     Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 4.3     Trustee Reliance. The Trustee, subject to the provisions of Section 6.1 and 6.2 of the Indenture, enters into this Supplemental Indenture in reliance on an Officers’ Certificate and Opinion of Counsel, as contemplated by Section 8.4 of the Indenture, and makes no independent determination that this Supplemental Indenture is authorized or permitted by the Indenture. All of the provisions in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 4.4     Provisions Binding on the Issuer’s Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture made by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 4.5     New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

Section 4.6     Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together constitute but one and the same instrument.

Section 4.7     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

UNIVERSAL HEALTH SERVICES, INC.

By	/s/ Steve Filton
Name: Steve Filton Title: Sr. Vice President & CFO

JP MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By	/s/ Sharon K. McGrath
Name: Sharon K. McGrath Title: Vice President